                                                                       Exhibit 5
                                                                       ---------









                                November 17, 1999


Morgan's Foods, Inc.
6690 Beta Drive
Mayfield Village, Ohio  44143

Gentlemen:

         As counsel for Morgan's Foods, Inc., an Ohio corporation (the "Company"), we are familiar with the Company's Nonqualified Stock Option Plan for Executives and Managers and its Key Employees Nonqualified Stock Option Plan (collectively, the "Plans") and the registration under the Securities Act of 1933 on Form S-8 of the 436,500 Common Shares, without par value, of the Company (the "Shares") reserved for issuance under the Plans.

         Based upon our examination of the Plans and such other documents as we have deemed relevant hereto, we are of the opinion that the Shares, when issued and paid for pursuant to the Plans, will be validly issued and outstanding, and fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit No. 5 to the Registration Statement on Form S-8 relating to the Shares.


                                   Very truly yours,



                                   Baker & Hostetler LLP